UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 8, 2015
BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)    The Company held its Annual Meeting on May 8, 2015.
(b)    Of the 16,082,230 shares of common stock issued and outstanding as of the record date, 14,381,288 shares of common stock (approximately 89.4%) were present or represented by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.
Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Jane A. Dietze	10,842,319	122,765	3,416,204
Robert B. Goergen	10,837,734	127,350	3,416,204
Robert B. Goergen, Jr	10,843,122	121,962	3,416,204
Andrew Graham	10,845,039	120,045	3,416,204
Brett M. Johnson	10,813,857	151,227	3,416,204
Ilan Kaufthal	10,816,019	149,065	3,416,204
Howard E. Rose	10,845,039	120,045	3,416,204
Jim Williams	10,844,639	120,445	3,416,204

Proposal 2: Advisory Vote on Executive Compensation
The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,345,750	611,173	8,161	3,416,204

Proposal 3: Ratification of the Appointment of Independent Auditors

The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
14,271,122	104,002	6,164

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.
Date: May 8, 2015	By: /s/ Michael S. Novins__________
Name: Michael S. Novins Title: Vice President and General Counsel